UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	April 21, 2005

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

           Item 1.01 Entry into a Material Definitive Agreement

(A) On April 21, 2005, NationsRent Companies, Inc. (the "Company") amended its senior secured working capital facility (the "Working Capital Facility") that it has with a syndicate of banks lead by Wachovia Bank, National Association, as administrative agent. Availability under the Working Capital Facility was increased from $75.0 million up to $100.0 million (including a $40.0 million sub-limit for letters of credit), and the maturity of the facility was extended to April 2010.

          Under the terms of the amended and restated Working Capital Facility, availability is subject to a borrowing base test based upon eligible trade accounts receivable, titled vehicles and real estate. Borrowings under the Working Capital Facility bear interest at floating rates equivalent to either a base rate plus a margin ranging from 0.25% to 1.00% or LIBOR plus a margin ranging from 1.50% to 2.50%; provided, however, that until June 30, 2005, the applicable margin shall be no less than 0.50% for the base rate loans and 2.50% for the LIBOR loans. Letters of credit fees range from 1.50% to 2.50%. There is an unused commitment fee ranging from 0.375% to 0.50% and a letter of credit fronting fee of 0.125%. The Company’s Working Capital Facility is secured by a first lien on the Company’s assets, except for the Company’s rental equipment and inventory. The facility is also secured by a pledge of the capital stock of the Company’s subsidiaries. The Company may also grant to the lenders under such facility certain mortgages and other security interests on certain real property owned by the Company.

          The Company’s Working Capital Facility is used to (i) refinance existing indebtedness, (ii) finance the ongoing capital expenditures and working capital needs of the Company, (iii) issue standby letters of credit and (iv) finance other general corporate purposes of the Company. The Working Capital Facility contains various affirmative and negative covenants customary for similar working capital facilities. In addition, the Company must maintain a debt to cash flow ratio of not greater than 3.00 to 1.00 for the trailing 12-month period for each fiscal quarter. The Working Capital Facility also contains certain customary events of default.

          A copy of the Third Amendment, dated as of April 21, 2005, to the Amended and Restated Credit Agreement dated as of October 23, 2003, as amended by that certain First Amendment, dated as of December 22, 2003, and by that certain Second Amendment, dated as of December 20, 2004 , by and among the Company, each of the subsidiaries of the Company named therein, each of the lenders named therein, and Wachovia Bank, National Association, as agent, is included as Exhibit 99.1 hereto.

(B) Following receipt of the requisite number of consents from holders of its 9.5% Senior Secured Notes due 2010 (the "Senior Secured Notes"), on April 26, 2005, the Company entered into a supplemental indenture to amend the indenture governing the Senior Secured Notes. The amendment permits the Company to repurchase all of its outstanding 6.5% Convertible Subordinated Notes due 2008. As of April 26, 2005, the aggregate principal amount of the 6.5% Convertible Subordinated Notes was $45,211,000.

          A copy of the Third Supplement, dated as of April 26, 2005, to the Indenture, dated as of October 23, 2003, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent, is included as Exhibit 99.2 hereto.

(C) On April 26, 2005, the Company completed a private offering of $150.0 million aggregate principal amount of 9.5% Senior Unsecured Notes due 2015 (the "Senior Unsecured Notes"). Interest on the Senior Unsecured Notes will be paid in arrears, on each May 1 and November 1, beginning on November 1, 2005. The Senior Unsecured Notes will mature on May 1, 2015. The net proceeds from the offering will be used for general corporate purposes, provided that the Company may use a portion of proceeds from the offering to redeem the Company's outstanding 6.5% Convertible Subordinated Notes due 2008.

          The Senior Unsecured Notes are callable beginning on May 1, 2010, at 104.750% of their principal amount, declining to 100.00% by May 1, 2012. The Company may also redeem up to 35% of the Senior Unsecured Notes prior to May 1, 2009 at 109.5% with the net proceeds of an equity offering.

          The Senior Unsecured Notes are guaranteed by all of the Company’s subsidiaries. The Senior Unsecured Notes rank equally with the Company’s existing and future senior debt and senior to the Company’s existing and future subordinated debt.

          The indenture governing the Senior Unsecured Notes contains various customary affirmative and negative covenants, including, limitations on the Company’s ability to incur additional indebtedness or enter into sale and leaseback transactions; limitations on the Company’s ability to repay or prepay subordinated indebtedness; certain restrictions on dividends, stock redemptions and other distributions; restrictions on making certain investments or acquisitions; restrictions on the Company’s ability to grant liens on assets, enter into transactions with stockholders and affiliates, merge, consolidate or transfer assets. The indenture also contains various customary events of default.

          In connection with the offering of the Senior Unsecured Notes, the Company entered into a registration rights agreement whereby it has committed to use reasonable best efforts to register notes that have terms substantially the same as the Senior Unsecured Notes under the Securities Act of 1933, as amended, and effect an exchange offer shortly thereafter. The Company will have to pay additional interest on the Senior Unsecured Notes if it does not file the registration statement within 180 days of the issue date of the Senior Unsecured Notes, such registration statement is not declared effective within 270 days of the issue date, or the exchange offer is not completed within 60 days of the effective date of the registration statement.

          A copy of the Indenture, dated April 26, 2005, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee, is included as Exhibit 99.3 hereto. A copy of the Registration Rights Agreement, dated April 26, 2005, between the Company and Jefferies & Company, Inc. is included as Exhibit 99.4 hereto.

           Item 2.03 Creation of a Direct Financial Obligation or and Obligation under an Off-balance Sheet Arrangement of a Registrant

           See Item 1.01 (C) above.

           Item 8.01 Other Events

          On April 26, 2005, the Company issued a press release announcing that it had completed the private offering of its Senior Unsecured Notes. A copy of that press release is included as Exhibit 99.5 hereto.

           Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired: Not applicable

(b)	Pro Forma Financial Information: Not applicable

(c)	Exhibits:

                     99.1 Third Amendment, dated as of April 21, 2005, to the Amended and Restated Credit Agreement dated as of October 23, 2003, as amended by that certain First Amendment, dated as of December 22, 2003, and by that certain Second Amendment, dated as of December 20, 2004 , by and among the Company, each of the subsidiaries of the Company named therein, each of the lenders named therein, and Wachovia Bank, National Association, as agent.

                     99.2 Third Supplement, dated as of April 26, 2005 to the Indenture, dated as of October 23, 2003, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent.

                     99.3 Indenture, dated April 26, 2005, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee

                     99.4 Registration Rights Agreement, dated April 26, 2005, between the Company and Jefferies & Company, Inc.

                     99.5 Press Release, dated April 26, 2005.

[Remainder of page intentionally left blank;
signature on following page.]

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Thomas J. Hoyer Name: Thomas J. Hoyer Title: Executive Vice President and Chief Financial Officer

Dated: April 27, 2005

INDEX TO EXHIBITS

Current Report on Form 8-K
dated April 21, 2005

NationsRent Companies, Inc.

          99.1 Third Amendment, dated as of April 21, 2005, to the Amended and Restated Credit Agreement dated as of October 23, 2003, as amended by that certain First Amendment, dated as of December 22, 2003, and by that certain Second Amendment, dated as of December 20, 2004 , by and among the Company, each of the subsidiaries of the Company named therein, each of the lenders named therein, and Wachovia Bank, National Association, as agent.

          99.2 Third Supplement, dated as of April 26, 2005 to the Indenture, dated as of October 23, 2003, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee and collateral agent.

          99.3 Indenture, dated April 26, 2005, among the Company, the guarantors named therein and Wilmington Trust Company, as trustee

          99.4 Registration Rights Agreement, dated April 26, 2005, between the Company and Jefferies & Company, Inc.

          99.5 Press Release, dated April 26, 2005.